UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 22, 2013

Kraft Foods Group, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 1-35491

Virginia	36-3083135
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

Three Lakes Drive, Northfield, IL 60093-2753

(Address of principal executive offices, including zip code)

(847) 646-2000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

For informational purposes, Kraft Foods Group, Inc. (“Kraft”) hereby furnishes the unaudited financial information in the attached Exhibit 99.1. The information includes Kraft’s unaudited condensed consolidated statements of earnings and Kraft’s unaudited net revenues, operating income, and Restructuring Program costs by segment for each fiscal quarter in 2012 and 2011 and the fiscal years ended December 29, 2012 and December 31, 2011.

In December 2012, we elected to change our method of accounting for postemployment benefit costs. The historical financial statements included in Exhibit 99.1 reflect this change in accounting for all periods presented. For further information about Kraft’s financial results for its fiscal years 2012 and 2011, see our Annual Report on Form 10-K for the fiscal year ended December 29, 2012 filed with the Securities and Exchange Commission on March 21, 2013.

Item 9.01.	Financial Statements and Exhibits.

The following exhibit is furnished with this Current Report on Form 8-K.

Exhibit Number	Description
99.1	Kraft Foods Group, Inc. Unaudited Financial Information.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kraft Foods Group, Inc.

Date: March 22, 2013	By:	/S/ TIMOTHY R. MCLEVISH
Timothy R. McLevish
Executive Vice President and Chief Financial Officer